UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

InterMetro Communications, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51384 (Commission File Number)	88-0476779 (I.R.S. Employer Identification No.)

2685 Park Center Drive, Building A
Simi Valley, California 93065
(Address of the principal executive office)

(805) 433-8000
(Registrant’s telephone number, including area code)

Lucy’s Cafe Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amendment to Bylaws

On June 28, 2007, the Board of Directors of InterMetro Communications, Inc. (the “Company” or “us”) adopted Amended and Restated Bylaws, which substantially revised the Company’s existing Bylaws. The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by the Board of Directors and is qualified by reference to our Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Report.

Board of Directors. Our Amended and Restated Bylaws provide that the number of persons constituting our Board of Directors may be fixed from time to time, but only by a resolution adopted by a majority of our Board of Directors and provided that such number cannot be less than three nor more than eleven. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third (1/3) of the total number of directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in the control of or management of the Company. Our directors may be removed only for cause by the affirmative vote of holders of at least 66 2/3% of our then outstanding capital stock voting together as a single class.

Vacancies. Under our Amended and Restated Bylaws, any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board, may only be filled by vote of a majority of the directors then in office. The classification of the Board of Directors and the limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

Indemnification. Our Amended and Restated Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Amended and Restated Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Amended and Restated Bylaws permit such indemnification.

Stockholder Meetings. Our Amended and Restated Bylaws provide that a special meeting of stockholders may be called only by our chief executive officer, the chairman of our Board of Directors, the Board of Directors or a committee of the Board of Directors which has been duly designated.

Amendment of Bylaws. Any amendment of our Amended and Restated Bylaws by our stockholders requires approval by holders of at least a majority of our then outstanding capital stock, except that approved by the holders of two-thirds of our then outstanding capital stock, is required to amend the director removal section of the Amended and Restated Bylaws.

Section 9 - Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibits
3.1	Amended and Restated Bylaws of InterMetro Communications, Inc., dated June 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMETRO COMMUNICATIONS, INC.

Date: July 3, 2007	By:	/s/ Charles Rice
Chairman and Chief Executive Officer
(principal executive officer)